Exhibit 3.1(b)



                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           CLAMSHELL ENTERPRISES, INC.

     The undersigned, President and Secretary of Clamshell Enterprises, Inc., a Nevada corporation (the "Corporation"), hereby certify:

     That the Board of Directors of the Corporation by unanimous written consent dated the 14th day of February, 2001, adopted a resolution to amend the original articles of incorporation as follows:

     First: Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

     "FOURTH: The Corporation shall be authorized to issue the following shares:

     CLASS                      Number of Shares                   Par Value

     Common                       50,000,000                         $.001
     Preferred                     5,000,000                         $.01

     The Preferred Stock may be issued in one or more series at the discretion of the Board of
                              Directors. In establishing a
                              series, the Board of Directors
                              shall give to it a distinctive
                              designation so as to distinguish it
                              from the shares of all other series
                              and classes, shall fix the number
                              of shares in such series, and the
                              preferences, rights and restriction
                              thereof."

     Second: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,927,700. The said amendment has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     Third: This Amendment shall be effective upon filing.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, James Charles and its Secretary, Richard Starke this 14th day of February, 2001. s/s James Charles James Charles, President


                                            /s/  Richard Starke
                                            -----------------------------------
                                                 Richard Starke, Secretary